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                                                                    Exhibit 99.1

   REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS, ON FINANCIAL STATEMENT
                                    SCHEDULE

   We have audited the consolidated financial statements of Onyx Software Corporation as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999, and have issued our report thereon dated January 28, 2000, except for Note 14, as to which the date is March 1, 2000 (included elsewhere in this Form 10-K). Our audits also included the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

   In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                       ERNST & YOUNG LLP

Seattle, Washington
January 28, 2000